UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2016, the Board of Directors (the “Board”) of Aerojet Rocketdyne Holdings, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Deferred Compensation Plan for Nonemployee Directors (the “Deferred Compensation Plan”) to, among other things, redefine the persons eligible to participate in the Deferred Compensation Plan to include the Company’s Executive Chairman of the Board. A copy of the amended and restated Deferred Compensation Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the appointment of Warren G. Lichtenstein as the Company’s Executive Chairman, as previously reported in the Company’s Current Report on Form 8-K filed on June 29, 2016, on August 19, 2016, the Board, upon the recommendation of an Advisory Committee and the Organization & Compensation Committee of the Board, approved the following grants, effective August 19, 2016 to Mr. Lichtenstein pursuant to the Company’s Amended and Restated 2009 Equity and Performance Incentive Plan (the “Plan”): (i) in lieu of a monetary salary, 180,000 shares of time-based restricted common stock of the Company vesting in 1/3 increments on August 19, 2017, August 19, 2018 and August 19, 2019; (ii) 200,000 shares of performance-based common stock of the Company, 1/3 to vest upon the attainment of a share price of $22 no later than August 19, 2019, an additional 1/3 to vest upon the attainment of a share price of $24 no later than August 19, 2020, and an additional 1/3 to vest upon the attainment of a share price of $26 no later than August 19, 2021, with the share price in all cases being determined on the basis of the 20-day volume weighted average price of the Company’s stock; and (iii) 200,000 options to purchase shares of the Company’s common stock with a grant price of $18.01 with 1/3 to vest upon the attainment of a share price of $23 no later than August 19, 2019, an additional 1/3 to vest upon the attainment of a share price of $25 no later than August 19, 2020, and an additional 1/3 to vest upon the attainment of a share price of $27 no later than August 19, 2021, with the share price in all cases being determined on the basis of the 20-day volume weighted average price of the Company’s common stock. In the event that Mr. Lichtenstein’s employment with the Company terminates for any reason on the date of a Change in Control, as such term is defined in the Plan, any unvested time-based restricted stock will become immediately vested and any unvested performance-based stock and/or options may, upon the approval of the Board in its full discretion, become immediately vested.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Deferred Compensation Plan for Directors, dated August 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 19, 2016	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Arjun L. Kampani
		Name:	Arjun L. Kampani
		Title:	Vice President, General Counsel and Secretary